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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our reports on the financial statements of the following businesses: report dated October 8, 1999, on the financial statements of W.C. Communications, Inc. for the year ended December 31, 1998; and our report dated October 7, 1999, on the financial statements of Edwards Pipeline Company LLC for the year ended December 31, 1998, both of which were filed on Form 8-K dated on or about November 15, 1999; our report dated June 7, 1999, on the consolidated financial statements of Quanta Services, Inc. and Subsidiaries for the three years in the period ended December 31, 1998; our report dated May 7, 1999, on the combined financial statements of Driftwood Electrical Contractors, Inc. for the year ended December 31, 1998; and our report dated June 3, 1999 on the combined financial statements of the H.L. Chapman Construction Group for the year ended October 31, 1998, all three of which were filed on Form 8-K dated June 17, 1999; our report dated March 19, 1999 on the combined financial statements of Northern Line Layers, Inc. for the year ended December 31, 1998, as filed on Form 8-K/A dated April 23, 1999, and to the incorporation by reference of said reports into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-47069, 333-56849 and 333-86375) and Form S-3 (File Nos. 333-81419) and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Houston, Texas
November 15, 1999